New Jersey Mining Company Announces Results of 2019 Annual Meeting

COEUR D'ALENE, Idaho, June 12, 2019 (GLOBE NEWSWIRE) -- New Jersey Mining Company (OTCQB:NJMC/CSE:NJMC) (“NJMC” or the “Company”) is pleased to announce that at its annual meeting held in Coeur d’Alene, Idaho, on June 12, 2019, stockholders of the Company voted to re-elect Delbert Steiner, John Swallow, Grant Brackebusch and Kevin Shiell as directors until the 2020 annual meeting.

Detailed results of the vote for the election of directors are set out below.

Nominee	Votes For	Votes Withheld	Percent For	Percent Withheld
John Swallow	52,827,698	1,000	100%	0.00%
Delbert Steiner	55,676,686	1,000	100%	0.00%
Grant Brackebusch	55,704,746	1,000	100%	0.00%
Kevin Shiell	55,661,686	1,000	100%	0.00%

The stockholders also ratified the appointment of DeCoria, Maichel & Teague as the Company’s independent registered public accountant for the ensuing year.

A total of 68.77% of the issued and outstanding shares of the Company were represented in person or by proxy at the annual meeting, and the votes represented thereby cast on one or more matters at the annual meeting.

NJMC President John Swallow stated, “I would like to thank our shareholders for their continued support and for submitting their votes at our annual meeting. We have accomplished a great deal over the last year and look forward to advancing our objectives and delivering tangible results to our shareholders in the year ahead.”

About New Jersey Mining Company

New Jersey Mining Company is headquartered in North Idaho, where it is producing gold at its Golden Chest Mine. Gold was first discovered in the Coeur d’Alene District within the Murray Gold Belt in 1879, but by 1888 mining declined as the center of activity and demand for labor shifted to the Silver Valley following the discovery of the Bunker Hill, Sunshine, Lucky Friday,

New Jersey Mining Company          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

and other iconic regional mines. The rebirth of the long-forgotten Murray Gold Belt has been led by NJMC, as evidenced by production from open-pit and underground operations at the Golden Chest Mine, its extensive land package and superior knowledge of the district gained from current development and production, and ongoing exploration activities.

NJMC has established a high-quality, early to advanced-stage asset base in three historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine. The Company’s objective is to use its considerable in-house skill sets to build a portfolio of mining and milling operations, with a longer-term vision of becoming a mid-tier producer. Management is shareholder focused and owns more than 15-percent of NJMC stock.

The Company’s common stock trades on the OTC-QB and the CSE Market under the symbol “NJMC.”

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the Company’s reinvestment in exploration and operations will result tangible results in the ensuing year, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise

New Jersey Mining Company          201 N. 3rd Street         Coeur d’Alene, Idaho 83814